UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 14, 2009
UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)
(336) 294-4410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On August 14, 2009, Unifi, Inc. (the “Company”) entered into Change of Control Agreements (the “Agreements”) with William L. Jasper, the Company’s President and Chief Executive Officer, R. Roger Berrier, Jr., the Company’s Executive Vice President of Sales, Marketing and Asian Operations, Thomas H. Caudle, Jr., the Company’s Vice President of Manufacturing, Charles F. McCoy, the Company’s Vice President, Secretary, General Counsel, Chief Risk Officer and Corporate Governance & Compliance Officer, and Ronald L. Smith, the Company’s Vice President and Chief Financial Officer (hereinafter referred to individually as an “Officer” and collectively as the “Officers”). The Agreements are effective until the earlier of two (2) years from the date of a change of control, the termination of the Officer prior to the change of control, or if no change of control has occurred, December 31, 2011. The Agreements provide that if an Officer’s employment is terminated involuntarily, other than by death or disability or cause, or voluntarily for good reason, after a change in control of the Company, the Officer will receive certain benefits. The present value of the benefits will be 2.99 times the average total compensation paid to the Officer by the Company during the five (5) calendar years (or the period of the Officer’s employment with the Company if the Officer has been employed with the Company for less than five (5) calendar years) preceding the change of control of the Company, subject to reduction to the extent any such payments or benefits constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, to an amount such that no benefit payment shall be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as determined by the Company’s independent certified public accountants, whose decision shall be binding upon the Company and the Officer. These benefits will be paid to the Officer in equal installments over a twenty-four (24) month period, provided that the payment of such benefit may be subject to delay to comply with Section 409A of the Internal Revenue Code.
     A change of control is deemed to occur if, among other things, (i) there shall be consummated any consolidation or merger of the Company in which the Company is not the surviving entity or the sale of all or substantially all of the assets of the Company, (ii) the shareholders of the Company have approved any plan or proposal for the liquidation or dissolution of the Company, (iii) any person acquires twenty percent (20%) or more of the outstanding voting stock of the Company, or (iv) if there is a change in the majority of the board of directors under specified conditions within a two (2) year period.
     A copy of the Agreements are attached hereto as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)     Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Change of Control Agreement between Unifi, Inc. and William L. Jasper, effective August 14, 2009.

10.2	Change of Control Agreement between Unifi, Inc. and R. Roger Berrier, Jr., effective August 14, 2009.

10.3	Change of Control Agreement between Unifi, Inc. and Thomas H. Caudle, Jr., effective August 14, 2009.

10.4	Change of Control Agreement between Unifi, Inc. and Charles F. McCoy, effective August 14, 2009.

10.5	Change of Control Agreement between Unifi, Inc. and Ronald L. Smith, effective August 14, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

	By:	/s/ Charles F. McCoy

Charles F. McCoy Vice President, Secretary and General Counsel

Dated: August 18, 2009

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Change of Control Agreement between Unifi, Inc. and William L. Jasper, effective August 14, 2009.

10.2	Change of Control Agreement between Unifi, Inc. and R. Roger Berrier, Jr., effective August 14, 2009.

10.3	Change of Control Agreement between Unifi, Inc. and Thomas H. Caudle, Jr., effective August 14, 2009.

10.4	Change of Control Agreement between Unifi, Inc. and Charles F. McCoy, effective August 14, 2009.

10.5	Change of Control Agreement between Unifi, Inc. and Ronald L. Smith, effective August 14, 2009.